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                                                                    Exhibit 3.68



                                    BY-LAWS

                                       OF

                             IRON ACQUISITION CORP.


                                   ARTICLE I

                                    OFFICES

     Section 1.1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in such state of the corporation or individual acting as the Corporation's registered agent in Delaware.

     Section 1.2. OTHER OFFICES. In addition to its registered office in the State of Delaware, the Corporation may have an office or offices in such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II

                            MEETING OF STOCKHOLDERS

     Section 2.1. TIME AND PLACE. All meetings of the stockholders of the Corporation shall be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2. ANNUAL MEETING. The annual meeting of stockholders of the Corporation shall be held at such date, time and place, either within or without the State of Delaware, as shall be determined by the Board of Directors and stated in the notice of meeting.

     Section 2.3. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of stockholders for any purpose or purposes if not otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors, the President, or the Secretary and shall be called by the President or Secretary at the request of stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at a meeting of stockholders. Such request shall state the purpose or purposes of the proposed meeting. The time of any such special meeting shall be fixed by the officer calling the meeting and shall be stated in the notice of such meeting, which notice shall specify the purpose or purposes thereof. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.

     Section 2.4. NOTICE OF MEETINGS. Notice of the time and place of every annual or special meeting of the stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, in the manner prescribed by Section 6.1 of these By-Laws, except that where the matter to be acted upon is a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting.

     Section 2.5. QUORUM AND ADJOURNMENT OF MEETINGS. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Certificate of Incorporation. If a majority shall not be present in person or represented by proxy at any meeting of the stockholders at which action is to be taken by the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until holders of the requisite number of shares of stock entitled to vote shall be present or represented by proxy. At such adjourned meeting at which such holders of the requisite number of shares of capital stock shall be present or represented by proxy, any business may be


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transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     Section 2.6. VOTE REQUIRED. At any meeting of stockholders, directors shall be elected by a plurality of votes, and all other matters shall be decided by a majority of votes, cast by the stockholders present in person or represented by proxy and entitled to vote, unless the matter is one for which, by express provisions of statute, of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

     Section 2.7. VOTING. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. To determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date which shall be not more than sixty days nor less than ten days before the date of such meeting. Except as otherwise provided by the Certificate of Incorporation or by statute, each stockholder of record shall be entitled to one vote for each outstanding share of capital stock standing in his or her name on the books of the Corporation as of the record date. A complete list of the stockholders entitled to vote at any meeting of stockholders arranged in alphabetical order with the address of each and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, at the locations specified by the Delaware General Corporation Law. The list shall also be produced and kept at the time and

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place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.8. PROXIES. Each proxy shall be in writing executed by the stockholder giving the proxy or his or her duly authorized attorney. No proxy shall be valid after the expiration of three years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

     Section 2.9. CONSENTS. The provision of these By-Laws covering notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.


                                  ARTICLE III

                                   DIRECTORS

     Section 3.1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not by statute or by

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the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 3.2. NUMBER; ELECTION AND TENURE. The number of directors shall be fixed initially by the incorporator of the Corporation and thereafter such number may be increased from time to time by the stockholders or by the Board of Directors or may be decreased by the stockholders; provided that no decrease in the number of directors shall shorten the term of any incumbent director. Except as provided by law or these By-Laws, directors shall be elected each year at the annual meeting of stockholders. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election until his or her successor is elected and has qualified or until his or her earlier resignation or removal.

     Section 3.3. RESIGNATION AND REMOVAL. A director may resign at any time by giving written notice to the Board of Directors or to the President of the Corporation. Such resignation shall take effect upon receipt thereof by the Board of Directors or by the President, unless otherwise specified therein. Any one or more of the directors may be removed, either with or without cause, at any time by the affirmative vote of a majority of the then existing shares outstanding at any special meeting of the stockholders called for such purpose.

     Section 3.4. VACANCIES. A vacancy occurring for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, or by the stockholders.

     Section 3.5. COMPENSATION. Each director shall receive for services rendered as a director of the Corporation such compensation as may be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                   ARTICLE IV

                             MEETINGS OF THE BOARD

     Section 4.1. TIME AND PLACE. Meetings of the Board of Directors shall be held at such places, within or without the State of Delaware, and within or without the United States of America, as shall be determined in accordance with these By-Laws.

     Section 4.2. ANNUAL MEETING. Immediately after and at the place of the annual meeting of the stockholders, or at such other place as the Board of Directors may designate, a meeting of the newly elected Board of Directors for the purpose of organization and the election of officers and otherwise may be held. Such meeting may be held without notice.

     Section 4.3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice, at such time and place as shall, from time to time, be determined by the Board of Directors.

     Section 4.4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place as shall be determined by resolution of the Board of Directors or upon the call of the President, the Secretary, or any member of the Board of Directors on two days notice to each director by mail or on one day's notice personally or by telecopy, telephone or telegraph. Meetings of the Board of Directors may be held at any time without notice if all the directors are present, or if those not present waive notice of the meeting in writing, either before or after the meeting.

     Section 4.5 QUORUM AND VOTING. A majority of the entire Board of Directors shall constitute a quorum at any meeting of the Board of Directors and the act of a majority of the directors shall be the act of the Board of Directors, except as may otherwise be specifically provided by law, the Certificate of Incorporation or by these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, the director or directors present

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thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

     Section 4.6. CONSENTS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing, and such writing or writings are filed with the minutes of the proceedings of the Board of Directors.

     Section 4.7. TELEPHONIC MEETINGS OF DIRECTORS. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE V

                            COMMITTEES OF THE BOARD

     Section 5.1. DESIGNATION AND POWERS. The Board of Directors may in its discretion designate one or more committees. Each committee shall consist of one or more of the directors of the Corporation. Such committee or committees shall have duties and powers not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation, these By-Laws, and the respective resolution or resolutions of the Board of Directors.

                                   ARTICLE VI

                                    NOTICES

     Section 6.1. DELIVERY OF NOTICES. Notices to directors and stockholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, and addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation,

                                       7
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unless any such director or stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice to directors may also be given by telegram or by telecopy.

     Section 6.2. WAIVER OF NOTICE. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                                  ARTICLE VII

                                    OFFICERS

     Section 7.1. EXECUTIVE OFFICERS. At the annual meeting of directors the Board of Directors shall elect a Chairman of the Board, President, Secretary and Treasurer and may elect one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers as the Board of Directors may from time to time designate or the business of the Corporation may require. Except for the Chairman of the Board, no executive officer need be a member of the Board. Any number of offices may be held by the same person, except that the office of Secretary may not be held by the Chairman of the Board or the President.

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     Section 7.2.  OTHER OFFICERS AND AGENTS. The Board of Directors may also elect such other officers and agents as the Board of Directors may at any time or from time to time determine to be advisable, such officers and such agents to serve for such terms and to exercise such powers and perform such duties as shall be specified at any time or from time to time by the Board of Directors.

     Section 7.3. TENURE; RESIGNATION; REMOVAL; VACANCIES. Each officer of the Corporation shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal; provided, that if the term of office of any officer elected or appointed pursuant to Section
7.2 of these By-Laws shall have been fixed by the Board of Directors, he or she shall cease to hold such office no later than the date of expiration of such term regardless of whether any other person shall have been elected or appointed to succeed him or her. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Corporation. An officer may resign at any time upon written notice to the Board of Directors. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor or successors to hold office for such term as may be specified by the Board of Directors.

     Section 7.4. COMPENSATION. Except as otherwise provided by these By-Laws, the salaries of all officers and agents of the Corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

     Section 7.5. AUTHORITY AND DUTIES. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the

                                       9
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     Corporation as may be provided in these By-Laws. In addition to the powers and duties hereinafter specifically prescribed for the respective officers, the Board of Directors may from time to time impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors may from time to time impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers.

     Section 7.6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, who shall be a director, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. As director, he or she shall perform such other duties as may be assigned from time to time by the Board of Directors.

     Section 7.7. PRESIDENT. The President shall be the chief executive officer of the Corporation. He or she shall perform such duties as may be assigned to him or her by the Board of Directors, and in the event of disability or absence of the Chairman of the Board, perform the duties of the Chairman of the Board, including presiding at meetings of stockholders and directors. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge which the interest of the Corporation may require to be brought to their notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the Vice President and the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable.

     Section 7.8. THE VICE PRESIDENT(S). The Vice President, or if there be more than one, the Vice Presidents, shall perform such duties as may be assigned to them from time to

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time by the Board of Directors or as may be designated by the President. In case of the absence or disability of the President the duties of the office shall, if the Board of Directors or the President has so authorized, be performed by the Vice President, or if there be more than one Vice President, by such Vice President as the Board of Directors or President shall designate.

          Section 7.9. THE TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by any officer of the Corporation authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or by the President or any Vice President.

          Section 7.10 THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and, when necessary, of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the President or by any Vice President.




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                                  ARTICLE VIII

                             CERTIFICATES OF STOCK


          Section 8.1. FORM AND SIGNATURE. The certificates of stock of the Corporation shall be in such form or forms not inconsistent with the Certificate of Incorporation as the Board of Directors shall approve. They shall be numbered, the certificates for the shares of stock of each class to be numbered consecutively, and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer (or any Assistant Treasurer) or the Secretary (or any Assistant Secretary); provided, however, that where any such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation, and registered by a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

          Section 8.2. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its



                                      -12-
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discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representatives, to advertise the same in such manner as it shall require, and to give a bond in such sum as the Board of Directors may direct, indemnifying the Corporation, any transfer agent and any registrar against any claim that may be made against them or any of them with respect to the certificate alleged to have been lost or destroyed.

     Section 8.3. REGISTRATION OF TRANSFER. Upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     Section 9.2. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such



                                      -13-
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share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

     Section 9.3. DIVIDENDS. Dividends upon the capital stock of the Corporation shall in the discretion of the Board of Directors from time to time be declared by the Board of Directors out of funds legally available therefor after setting aside of proper reserves.

     Section 9.4. CHECKS AND NOTES. All checks and drafts on the bank accounts of the Corporation, all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations and other instruments for the payment of money drawn, signed or accepted by the Corporation, shall be signed or accepted, as the case may be, by such officer or officers, agent or agents as shall be thereunto authorized from time to time by the Board of Directors or by officers of the Corporation designated by the Board of Directors to make such authorization.

     Section 9.5. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors.

     Section 9.6. VOTING OF SECURITIES OF OTHER CORPORATIONS. In the event that the Corporation shall at any time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, such securities shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors.

     Section 9.7. TRANSFER AGENT. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock. It may appoint one or more transfer agents and one or more registrars and may require all stock certificates to bear the signature of either or both.

     Section 9.8. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware".


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                                   ARTICLE X

                                INDEMNIFICATION

     Section 10.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section, such persons shall also be entitled to the further rights set forth below.

     Section 10.2. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. (a) Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or, being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     Section 10.3. ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the

Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 10.4. CONDITIONS TO INDEMNIFICATION. To the extent permitted by applicable law, the payment of indemnification provided for by this Article, including the advancement of losses pursuant to Section 10.9 of this Article, shall be subject to the following conditions: (i) that the Corporation be given prompt notice of any proceeding, provided, however, that the omission to so notify the Corporation of any such proceeding shall not release the Corporation from any liability it may have to such indemnified party to the extent that the failure to provide such timely notice does not adversely impact the ability of the Corporation with respect to the defense of such proceeding (ii) that the Corporation shall have complete charge of the defense of such proceeding, (iii) the right to select counsel for the indemnified party, unless in the reasonable judgment of the indemnified party a conflict of interest may exist between such indemnified party and the Corporation with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels, and (iv) that the indemnified party shall assist and cooperate fully in all matters respecting the proceeding and its defense or settlement. The Corporation may waive any or all of the conditions set forth in the preceding sentence. Any such waiver shall be applicable only to the specific payment for which the waiver is made and shall not in any way obligate the Corporation to grant such waiver at any future time. In the event of a conflict of interest between the indemnified party and the Corporation that would disqualify the Corporation's counsel from representing the indemnified party under the rules of professional conduct applicable to attorneys, it shall be the policy of the Corporation to waive any or all of the foregoing conditions


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

subject to such limitations or conditions as the Corporation shall deem to be reasonable in the circumstances.

     Section 10.5. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 10.1 or set forth in Section
10.2 or 10.3 of this Article, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors,
(ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iv) by the stockholders or (v) as Delaware law may otherwise permit. To the extent, however, that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     Section 10.6. GOOD FAITH DEFINED. For purposes of any determination under
Section 10.4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another


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
enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 10.6 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     Section 10.7 PROCEEDINGS INITIATED BY INDEMNIFIED PERSONS. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not be required to indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person.

     Section 10.8 INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 10.4 of this Article, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under 10.1, 10.2 or 10.3 of this Article. Notice of any application for indemnification pursuant to this
Section 10.7 shall be given to the Corporation promptly upon the filing of such application.

     Section 10.9 LOSSES PAYABLE IN ADVANCE. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Losses shall be reasonably documented by the officer or director and required payments shall be made promptly by the Corporation. Losses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

     Section 10.10. NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 10.1, 10.2 or 10.3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers, directors and employees of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     Section 10.11. MEANING OF CERTAIN TERMS IN CONNECTION WITH EMPLOYEE BENEFIT PLANS, ETC. For purposes of this Article, reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "other enterprises" shall include employee benefit plans; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the

Corporation which imposes duties on, or involves services by, such director, officer, employee or agent, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     Section 10.12. INSURANCE. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

     Section 10.13. CONSTITUENT CORPORATIONS. For purposes of this Article, references to "the Corporation" shall include, in addition to Iron Acquisition Corp., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with Iron Acquisition Corp., if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 10.14. EXCLUSIVE JURISDICTION. The Court of Chancery of the State of Delaware is hereby vested with exclusive jurisdiction to hear and determine all actions for

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
advancement of expenses or indemnification brought under this Article or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery of the State of Delaware may summarily determine the Corporation's obligation to advance expenses (including attorneys' fees).

                                   ARTICLE XI

                                   AMENDMENTS

     Section 11.1. BY THE STOCKHOLDERS. These By-Laws may be altered, amended or repealed in whole or in part, and new By-Laws may be adopted, by the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, if notice thereof shall be contained in the notice of the meeting.

     Section 11.2. BY THE BOARD OF DIRECTORS. These By-Laws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors if notice thereof shall be contained in the notice of the meeting.

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